UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
(Rule 14a-101)

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Motorola, Inc.
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FOR IMMEDIATE RELEASE

CARL ICAHN: “How can a guy be on eight boards and know what the hell he’s doing?”

SCHAUMBURG, Ill., 2 May, 2007 – Motorola, Inc. (NYSE: MOT) today noted that CNBC’s “Closing Bell” program last night (May 1, 2007) replayed a November 2006 televised interview of Carl C. Icahn in which he said the following about a director serving on multiple Boards of Directors (emphasis added):

“How can a guy be on eight boards and know what the hell he’s doing? These companies are complicated and you have tremendous competition from abroad. How can somebody sit on a board - even if he’s the smartest guy in the world – if he was Einstein – and understand what that company is doing?”

Carl C. Icahn
CNBC Closing Bell, November 2006

According to CNBC, Carl Icahn currently serves on eleven Boards of Directors. Motorola noted that Icahn is also chairman of at least four of these companies. Icahn is also currently seeking to acquire Lear Corp. and WCI Communications, Inc., where he is also seeking election to the Board of Directors.

Motorola today issued the following statement: “Motorola’s Board of Directors does not believe Carl Icahn treats public company directorship with the appropriate level of seriousness and commitment. We believe Carl Icahn views directorship as a mere adjunct to his investing activity. Furthermore, we will not allow Carl Icahn to use Motorola as his self-serving platform. This is not about governance; this is about Carl Icahn’s qualifications and commitment to serve on Motorola’s Board.

“Time and again, our Board has expressed to our stockholders, including Carl Icahn, our willingness to identify additional, qualified independent directors who have experience, time and commitment to add to our Board who will represent the interests and views of all of our stockholders. Our Board is unanimous in its belief that Carl Icahn should not be elected to Motorola’s Board and urges all stockholders to vote against him.”

Motorola further noted that although Carl Icahn portrays himself as an “activist” championing the rights of stockholders, the companies where he serves on the Board of Directors (including American Railcar and XO Communications) that are rated by Institutional Shareholder Services (“ISS”), a leading proxy advisory firm, compare unfavorably to Motorola on the basis of objective metrics established by ISS to measure “good governance.”

Additionally, ISS recently recommended that stockholders of American Railcar withhold their votes with respect to Carl Icahn’s election to that Board. Motorola also noted that if Carl Icahn were to be elected to Motorola’s Board, Motorola’s corporate governance quotient (“CGQ”) Index Score would likely decrease due to Icahn’s multitude of public company directorships.

Re-Elect Motorola’s Board of Directors. Vote the WHITE Proxy Card Today.

If Motorola stockholders need assistance in voting their shares by telephone, Internet or mail, please call D. F. King & Co., Inc., which is assisting Motorola, toll-free at 1-800-488-8095.

In connection with the solicitation of proxies, Motorola has filed with the Securities and Exchange Commission (the “SEC”) and mailed to stockholders a definitive proxy statement (the “Proxy Statement”). The Proxy Statement contains important information about Motorola and the 2007 annual stockholders meeting. Motorola’s stockholders are urged to read the Proxy Statement carefully. Stockholders may obtain additional free copies of the Proxy Statement and other relevant documents filed with the SEC by Motorola through the website maintained by the SEC at http://www.sec.gov. The Proxy Statement and other relevant documents may also be obtained free of charge from Motorola by contacting Investor Relations in writing at Motorola, Inc., 1303 E. Algonquin Road, Schaumburg, IL 60196; or by phone at 1-800-262-8509; or by email at investors@motorola.com. The Proxy Statement is also available on Motorola’s website at http://www.motorola.com/investor. The contents of the websites referenced above are not deemed to be incorporated by reference into the Proxy Statement. In addition, copies of the Proxy Statement may be requested by contacting our proxy solicitor, D.F. King & Co., Inc. by phone toll-free at 1-800-488-8095.

About Motorola

Motorola is known around the world for innovation and leadership in wireless and broadband communications. Inspired by our vision of seamless mobility, the people of Motorola are committed to helping you connect simply and seamlessly to the people, information and entertainment that you want and need. We do this by designing and delivering "must have" products, "must do" experiences and powerful networks -- along with a full complement of support services. A Fortune 100 company with global presence and impact, Motorola had sales of US $42.9 billion in 2006. For more information about our company, our people and our innovations, please visit http://www.motorola.com.

Cautionary Note Regarding Forward Looking Statements

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, Motorola's outlook for sales and earnings in the second quarter of 2007 and anticipated profitability and operating cash flow for 2007. Motorola cautions the reader that the risk factors below, as well as those on pages 16 through 24 in Item 1A of Motorola's 2006 Annual Report on Form 10-K and in its other SEC filings, could cause Motorola's actual results to differ materially from those estimated or predicted in the forward-looking statements. Factors that may impact forward-looking statements include, but are not limited to: (1) the company's ability to return to profitability and increase market share in its wireless handset business; (2) the level of demand for the company's products, including products related to new technologies; (3) the company's ability to introduce new products and technologies in a timely manner; (4) the company's ability to continue generating meaningful savings from supply-chain improvements, manufacturing consolidation and other cost-reduction initiatives; (5) the uncertainty of current economic and political conditions, as well as the economic outlook for the telecommunications and broadband industries; (6) the company's ability to purchase sufficient materials, parts and components to meet customer demand; (7) unexpected negative consequences from the company's ongoing restructuring and cost-reduction activities; (8) risks related to dependence on certain key suppliers; (9) the impact on the company's performance and financial results from strategic acquisitions or divestitures, including those that may occur in the future; (10) risks related to the company's high volume of manufacturing and sales in Asia; (11) the creditworthiness of the company's customers, particularly purchasers of large infrastructure systems; (12) variability in income generated from licensing the company's intellectual property; (13) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings, including without limitation any relating to the Iridium project; (14) the timing and levels at which design wins become actual orders and sales; (15) the impact of foreign currency fluctuations; (16) the impact on the company from continuing hostilities in Iraq and conflict in other countries; (17) the impact on the company from ongoing consolidation in the telecommunications and broadband industries; (18) the impact of changes in governmental policies, laws or regulations; (19) the outcome of currently ongoing and future tax matters; and (20) unforeseen negative consequences from the company's outsourcing of various activities, including certain manufacturing, information technology and administrative functions. Motorola undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

Important Additional Information

This communication may be deemed to be solicitation material in connection with Motorola’s solicitation of proxies for its 2007 Annual Stockholders Meeting. Motorola has filed with the Securities and Exchange Commission (the “SEC”) and mailed to stockholders a definitive proxy statement (the “Proxy Statement”). THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT MOTOROLA AND THE 2007 ANNUAL STOCKHOLDERS MEETING. MOTOROLA’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY.

On March 19, 2007, Motorola began the process of mailing the Proxy Statement, together with a WHITE proxy card. Stockholders may obtain additional free copies of the Proxy Statement and other relevant documents filed with the SEC by Motorola through the website maintained by the SEC at http://www.sec.gov. The Proxy Statement and other relevant documents may also be obtained free of charge from Motorola by contacting Investor Relations in writing at Motorola, Inc., 1303 E. Algonquin Road,

Schaumburg, IL 60196; or by phone at 1-800-262-8509; or by email at investors@motorola.com; The Proxy Statement is also available on Motorola’s website at http://www.motorola.com/investor. The contents of the websites referenced above are not deemed to be incorporated by reference into the Proxy Statement. In addition, copies of the Proxy Statement may be requested by contacting our proxy solicitor, D.F. King & Co., Inc. by phone toll-free at 1-800-488-8095.

Motorola and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the 2007 Annual Stockholders Meeting. You can find information about Motorola’s executive officers and directors in the Proxy Statement.

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Media Contact:
Paul Alfieri
Motorola, Inc.
+1-847-435-5320
paul.alfieri@motorola.com

Jennifer Erickson
Motorola, Inc.
+1-847-772-1217
Jennifer.erickson@motorola.com

Investor Contact:
Dean Lindroth Motorola
+1-847-576-6899
dean.lindroth@motorola.com